UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Definitive Information Statement

PetVivo Holdings, Inc.
(Name of Registrant As Specified in Charter)

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PetVivo Holdings, Inc.

12100 Singletree Lane

Suite 186

Eden Prairie, MN 55344

Dear Shareholders:

We are informing you that our Board of Directors unanimously along with our shareholders owning a majority of our outstanding common stock, have approved the following two actions:

(i) the completion of our acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) incident to a Plan of Exchange to be filed with the Secretary of State of Nevada (the "Plan of Exchange"), after which Gel-Del will become a wholly-owned subsidiary of PetVivo Hldings, Inc. (“PetVivo”); and

(ii) ratifying the appointment by the Board of Directors of two new directors, Dr. David B. Masters and Randall A. Meyer ("Ratification of Appointment of New Directors").

These actions were approved by written consent on the record date of April 10, 2015 by our Board of Directors and by shareholders owning a majority of our voting capital stock, in accordance with Nevada Revised Statutes. No stockholder meeting will be held in connection with the matters discussed in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to rules under the Securities Exchange Act of 1934, as amended, these two corporate actions will not become effective until at least twenty (20) days after the date this Information Statement has been mailed to our shareholders.

Thank you for your continued support of and interest in PetVivo.

For the Board of Directors

By:	/s/ John Lai
John Lai Chief Executive Officer

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INFORMATION STATEMENT REGARDING

ACTIONS TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

"We," "us," "our," “PetVivo” and the "Company" refers to PetVivo Holdings, Inc., a Nevada corporation and its wholly-owned Minnesota subsidiary PetVivo Inc.

This Information Statement is being furnished to the shareholders of PetVivo Holdings, Inc. as of April 10, 2015 in connection with actions taken by written consent of holders of a substantial majority of our outstanding common shares. These corporate actions consist of (i) approving and adopting the acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) through a Plan of Exchange (the "Plan of Exchange"), pursuant to which Gel-Del will become our wholly-owned subsidiary , and (ii) ratifying the appointment by our Board of Directors of two new directors (the "Ratification of New Directors").

On April 10, 2015, we obtained the approval of the Plan of Exchange and the Ratification of Appointment of New Directors by written consent of our stockholders that are the record holders of 6,672,653 shares of common stock, which represents an aggregate 88.66 % of the voting power of as of the record date of April 10, 2015. The Plan of Exchange and the Ratification of New Directors will not become effective until at least twenty (20) days after the mailing of this Information Statement to our shareholders and the filing of the Plan of Exchange with the Secretary of State of Nevada. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) John Lai holding of record 3,557,939 shares of common stock (46.21%); (ii) John F. Dolan holding of record 843,894 shares of common stock (1 0.96%); (iii) Dr. David B. Masters ho lding of record 1,460,645 shares of common stock ( 18.97%); and (iv) Randall Meyer holding of record 810,175 shares of common stock ( 10.52%).

The date on which this Information Statement will be sent to our shareholders will be on or about May ___, 2015.

All members of our Board of Directors have approved the Plan of Exchange with Gel-Del and the appointment of our two new directors and shareholders owning a substantial majority of our outstanding common stock have approved these two proposed corporate actions. No other votes or consents are required or necessary.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (612) 296-7305. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of our outstanding votes is required to approve and effect these two corporate actions by this written consent. As of the record date of April 10, 2015, we had 7,700,314 shares of voting common stock issued and outstanding. The consenting stockholders who approved these written actions own of record an aggregate of 6,672,653 shares of common stock, which represents approximately 86.66 % of the voting rights associated with our shares of common stock. Each shareholder is entitled to one vote per share of common stock.

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Under Nevada law, our shareholders are not entitled to any dissenting shareholder or appraisal rights relating to these two corporate actions.

PROPOSAL I

PLAN OF EXCHANGE TO ACQUIRE GEL-DEL

On April 10, 2015 our Board of Directors and majority shareholders, believing it to be in our best interests and our shareholders, approved a Plan of Exchange with Gel-Del whereby through a stock exchange we will acquire all outstanding capital stock of Gel-Del in exchange for 4,150,000 shares of our common stock. After this stock exchange is completed, Gel-Del will become our wholly-owned subsidiary and we will then have 11,850,314 shares of common stock outstanding.

 This Plan of Exchange will become effective upon its filing with the Secretary of State of Nevada.

On November 21, 2014, we entered into a stock exchange agreement (the "Stock Exchange Agreement") with Gel-Del. Upon closing, this merger transaction will result in Gel-Del becoming our wholly owned subsidiary through a statutory Plan of Exchange complying with the corporate laws of both Nevada and Minnesota. This statutory stock exchange merger was approved by our shareholders and the shareholders of G el-Del, and will result in an exchange by Gel-Del shareholders on a pro rata basis of all outstanding capital stock of Gel-Del in consideration for 4,150,000 shares of our common stock. Since these 4,150,000 shares will not constitute a majority of our post-merger outstanding capital stock , there will be no change of our control incident to this transaction. Post-merger management of the combined companies will include all four current principal officers of PetVivo and Gel-Del, and their respective management positions are set forth in the Stock Exchange Agreement. Upon completion of this merger, we will acquire all Gel-Del technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul.

The Stock Exchange Agreement provided for certain material conditions to be satisfied or waived by closing, including: (i) we shall have secured at least $l,500,000 in equity financing through a private placement on terms governed by the Stock Exchange Agreement; (ii) we shall have maintained its status as a DTC eligible publicly traded company and have filed all reports to the SEC required by our status as a registered reporting company; (iii) all outstanding preferred shares and any other convertible securities, warrants, and options of Gel-Del shall be converted, exercised or canceled prior to closing; (iv) Gel-Del must obtain audited financial statements complying with the requirements of U.S. federal securities laws; (v) completion and execution of post-merger employment contracts for the principal executive officers of PetVivo and Gel-Del; and (vi) election and designated positions of directors and principal officers for the post-merger combined companies. Additional terms of the Stock Exchange Agreement include guidelines for post-merger management salaries and related employment provisions, approval of a post-merger operations budget, numerous standard warranties and representations of both parties, and standard termination and indemnification provisions, all as detailed in the Stock Exchange Agreement. The Stock Exchange Agreement also requires our Chief Executive Officer, John Lai, to escrow 50% of our shares of common stock owned by him until we have either obtained $5 Million equity financing or has become listed on Nasdaq or the New York Stock Exchange. Upon satisfying one of these conditions, Mr. Lai must remain employed by us to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period. If Mr. Lai voluntarily terminates his employment or is terminated for cause during this two-year period, he must forfeit to us any remaining shares.

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities in St. Paul, Minnesota, and was founded in 1999 by its Chief Executive Officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s innovative proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del’s biomaterials is their enhanced biocompatibility with living tissues throughout the body. Through this stock exchange, PetVivo will have acquired all Gel-Del’s technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul, Minnesota.

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This acquisition of Gel-Del by us was made pursuant to a Stock Exchange Agreement dated November 21, 2015, which contained certain conditions to be performed by both parties prior to the completion of this stock exchange business combination. As of April 10, 2015, all conditions were satisfied or waived by both parties. The shareholders of Gel-Del approved this Stock Exchange Agreement at a Gel-Del shareholder meeting duly held on March 25, 2015.

Reason For Stock Exchange

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities based in St. Paul, Minnesota, and was founded in 1999 by its chief executive officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del biomaterials is their enhanced biocompatibility with living tissues throughout the body. We are commercializing their technology in the veterinary field for the treatment of osteoarthritis. Gel-Del Technologies has also successfully completed a pivotal clinical trial using their novel thermoplastic biomaterial as a dermal filler for human cosmetic applications. Gel-Del Technologies’ core competencies are developing and manufacturing medical devices containing its proprietary thermoplastic protein-based biomaterials that mimic the body's tissue to allow integration, tissue repair, and regeneration for long-term implantation. These biomaterials are produced using a patented and scalable self- assembly production process. The inherent thermoplastic properties of these biomaterials are then utilized to manufacture or coat implantable devices

We were founded in 2013 by our current management, John Lai and John Dolan, and based in suburban Minneapolis, Minnesota. We are a biomedical device company which has been primarily engaged in the business of adapting human biomedical technology for products to be introduced for commercial sale in the veterinary market to treat pets and other animals suffering from arthritis and other painful afflictions. Our initial product, now being commercialized, is a medical device featuring injections of patented gel-like biomaterials into the afflicted body parts of pets or other animals suffering from osteoarthritis. The technology and manufacturing capability of this product was developed by Gel-Del and licensed to us for use to treat dogs and other animals, but not for treatment of human afflictions. While working together relating to this license agreement, we and Gel-Del determined to combine our two companies through a stock exchange merger for the purpose of creating one combined entity utilizing Gel-Del technology to produce, market and sell medical products based on Gel-Del technology for both animals and humans. After lengthy negotiations during 2014, the parties have entered into a definitive agreement for this merger.

Plan of Exchange and Effect of Stock Exchange

The Plan of Exchange for this business combination which will be filed with the Secretary of State of Nevada is as follows:

(i)	The Acquiring Entity is PetVivo Holdings, Inc., a Nevada corporation and the Acquired Entity is Gel-Del Technologies, Inc., a Minnesota corporation;

(ii)	The Plan of Exchange shall become effective upon its filing with the Secretary of State of Nevada pursuant to Chapter 92A of Nevada Revised Statutes;

(iii)

All outstanding shares of common stock of Gel-Del shall be exchanged on a pro rata basis by Gel-Del shareholders for 4,150,000 shares of our common stock. Gel-Del has no class of outstanding capital stock other than its common stock, and also has no issued or outstanding options, warrants or other rights capable of being exercised for or converted into its common stock;

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(iv)	Upon effectiveness of the Plan of Exchange, Gel-Del will become our wholly-owned subsidiary;

(v)

Upon effectiveness of the Plan of Exchange, our Articles of Incorporation and Bylaws will continue to be in full force and effect, and our Board of Directors and executive officers shall continue to be those persons serving immediately prior to such effectiveness; and

(vi)

The manner and basis of exchanging our common stock of PetVivo for all outstanding common stock of Gel-Del shall be as follows: upon the effectiveness of the Plan of Exchange, and without any action on the part of any Gel-Del shareholder, all outstanding common stock of Gel-Del shall on a pro rata basis be converted into shares of our common stock on the exchange conversion ratio of .6477 common share for each common share of Gel-Del; and

(vii)	No cash or other payment shall be made for any fractional shares resulting from this Plan of Exchange, but rather any fractional shares shall be rounded up or down to the nearest full share.

Closing of Gel-Del Technologies, Inc. Stock Exchange Agreement

As a result of the closing of the S tock Exchange Agreement:

(a)

We will issue 4,150,000 of PetVivo Shares to the shareholders of Gel-Del on a pro rata portion of the outstanding shares of Gel-Del. As a result of the closing of the Stock Exchange Agreement, the shareholders of Gel-Del will own a total of 4,150,000 restricted shares of our common stock.

(b)

We will acquire all Gel-Del technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul.

(c)	Our p ost-merger management will include all four of our current principal officers and Gel-Del and their respective management positions are set forth in the Stock Exchange Agreement.

(d)

We provided a loan for working capital interim funding for Gel-Del until the c losing d ate consisting of an initial payment of $100,000 and monthly payments thereafter of $75,000, pursuant to which Gel-Del will execute a promissory note payable to us .

(e)

Our Chief Executive Officer, John Lai, shall escrow 50% of our common stock owned of record by him until we have either obtained $5,000,000 equity financing or have become listed on Nasdaq or the New York Stock Exchange. Upon satisfying one of these conditions, Mr. Lai must remain employed by us to recover his shares from escrow, provided that one-eighth of the escrowed shares will be released to him each quarter of a following two-year period. If Mr. Lai voluntarily terminates his employment or is terminated for cause during this two-year period, he must forfeit to us any remaining shares.

Material relationships between us and Gel-Del include the following:

(a)	John Dolan is on the Board of Directors of both PetVivo and Gel-Del; and

(b)

In 2013, we acquired a licensing and manufacturing and supply agreement (the "Licensing Agreement") from Gel-Del pursuant to which Gel-Del licensed to us their technology and we obtained supplies of biomaterials from Gel-Del for medical devices to treat pets and other animals suffering from arthritis or other painful afflictions. As of the c losing d ate, the Licensing Agreement will no longer be necessary since we own all technology and rights, which were the subject of the License Agreement.

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BO ARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 88.66 % of our voting power signed a written consent in favor of the Plan of Exchange , we are authorized to file the Plan of Exchange with the Nevada Secretary of State. The exchange will be effective upon the filing of the Plan of Exchange with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

PROPOSAL II

RATIFYING APPOINTMENT OF NEW DIRECTORS

On April 10, 2015, our Board of Directors appointed two new directors, Dr. David B. Masters and Randall A. Meyer, to serve until our next regular meeting of shareholders or until their successors are elected and shall qualify. Also on April 10, 2015, our majority shareholders, believing it to be in our best interests and our shareholders, adopted a resolution to ratify the appointment of these two new directors as of the effectiveness of the Plan of Exchange between us and Gel-Del.

Biographies

David B. Masters, Ph.D. Dr. Masters has served as our President, Chief Technical Office and as a member of the Board of Directors since April 10, 2 015. Dr. Masters se rved as f ounder, p resident, c hief e xecutive o fficer and c hief t echnical o fficer of Gel-Del from 1999 until 2015. As the chief inventor of Gel-Del’s technology platform, Dr. Masters focused on Gel-Del's novel biomaterials, biomaterial applications, its intellectual property, development of the products in pre-clinical and clinical trials, and addressed Gel-Del's financial needs for taking forward its products with licensing agreements and equity investments totaling approximately $6 million. Dr. Masters also was the principal investigator in bringing in over $6 ,000,000 in National Institutes of Health government grants since inception of Gel-Del to forward its technology and products. He also served as chairman of the board of directors of Gel-Del from 1999 until its merger with us in 2015.

Dr. Masters is internationally recognized as an expert in biomaterials and local drug delivery. Over the past twenty years , Dr. Masters has developed novel biomaterial and drug delivery products, including implantable medical devices for neurologic, vascular, orthopedic, urologic and dermal applications.

Dr. Masters received his B.A. in Biochemistry and Biopsychology from Rutgers University, New Brunswick, NJ, with Scholar Distinction, and in 1989, a Masters Degree in Chemistry, and a Ph.D. in 1992 in Behavioral and Neural Sciences, from Rutgers University, Newark, NJ, including two awards for excellence in research. After Rutgers, he joined Harvard Medical School as a Research Fellow, Department of Anesthesiology, to study solid implantable dosage forms in collaboration with Dr. Robert Langer of M.I.T. This led to patented work on biodegradable polymers for local delivery of analgesic agents, a start-up company, and many published reports. Dr. Masters became an Instructor in Anesthesiology at Harvard before leaving for The Mayo Clinic (1993) where he was an Assistant Professor and Associate Consultant. His work using protein matrices has been funded by six NIH grants. Dr. Masters has over 60 peer reviewed publications, book chapters and abstracts, and over 30 patents issued, pending or applications. In 1999, Dr. Masters founded Gel-Del Technologies, Inc., which started operations in 2000 after he left Mayo Clinic.

Randall A. Meyer . Mr. Meyer has served as our Chief Operating Officer and as a member of our board of directors since April 10, 2015. Mr. Meyer served as c hief o perating o fficer of Gel-Del from January 2009 to April 2015 where he focused on business development and product pipeline expansion, in addition to his efforts to secure working capital. Mr. Meyer joined Gel-Del Technologies in January 2007 as a full-time business development consultant where he targeted new markets and applications for the company’s biomaterials and devices.

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Prior to joining Gel-Del, Mr. Meyer was c hief o perating o fficer at Softscope Medical Technologies Inc. where he guided the early-stage medical device company through successful preclinical studies, clinical trial approval and the securing of $4.5 million in capital. SoftScope was acquired by Fujinon. F rom 2003 until 2005 Mr. Meyer served as c hief e xecutive o fficer and as a member of the board of directors at Tactile Systems Technology, Inc. , where his accomplishments include d securing private equity funding, developing a profitable reimbursement strategy and leading its vascular device through FDA compliance, clinical trials and a successful commercial launch. In addition, Mr. Meyer recruited the management team and board of directors who continue to grow this profitable business generating approximately $100 million in annual revenues.

Mr. Meyer has also served as elected member of the Edina School Board since 2002. He currently serves as board chair; a position the board has elected him to annually to since 2008. Edina Public Schools is a nationally recognized suburban public school district serving approximately 8,500 students. Mr. Meyer also served as the Chair of the Metro Services board of Minnesota Technology Inc., a non-profit chartered by the state legislature. Mr. Meyer has a Bachelor of Science degree in Agricultural Engineering Technology from the University of Wisconsin, River Falls, where he twice received the Chancellor’s Award for leadership, the University’s highest nonacademic honor.

Family Relationships

There are no family relationships among our current directors or officers and Dr. Masters or Mr. Meyer.

Involvement in Certain Legal Proceedings

During the past five years, neither Dr. Masters nor Mr. Meyer have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which Dr. Masters or Mr. Meyer were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 88.66 % of our voting power signed a written consent ratifying the appointment of Dr. Masters and Mr. Meyer as a member of the Board of Directors , we are authorized to appoint Dr. Masters and Mr. Meyer and to file a Current Report on Form 8-K with the Securities and Exchange Commission. The appointment of Dr. Masters and Mr. Meyer are effective as of April 10, 2015.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

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VOTING AND OTHER SHAREHOLDER RIGHTS

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. Holders of our common stock have no cumulative voting rights. Holders of our common stock have no preemptive rights to purchase the Company's common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

DESCRIPTION OF SECURITIES

Description of Stock

Our Articles of Incorporation authorizes the issuance of 250,000,000 shares of common stock, par value $0.001 per share of which 7,700,314 shares were outstanding as of the date of this Information Statement and 25,000,000 shares of blank check preferred shares, par value $0.001 of which none are issued and outstanding. All of the outstanding shares of c ommon s tock are fully paid and non-assessable.

Voting Rights

Holders of shares of c ommon s tock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our c ommon s tock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of c ommon s tock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the c ommon s tock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state security laws. Our transfer agent for our common stock is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, Utah 84111.

VOTE REQUIRED FOR APPRO VAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by our Board of Directors and the written consent of the majority shareholders.

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The Board of Directors has adopted, ratified and approved the Plan of Exchange and the Ratification of Appointment of New Directors . The securities that are entitled to vote approval of the Plan of Exchange and the Ratification of Appointment of New Directors consist of issued and outstanding shares of our $0.001 par value common voting stock outstanding on April 10, 2015 , the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on April 10, 2015 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, we had 250 ,000,000 shares of common stock authorized with a stated par value of $0.001, of which 7,700,314 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 88.66 % of the voting power of the Company, as of the record date, have consented to the action required to adopt Proposal One and Two above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages and positions who have held office before consummation of the Stock Exchange Agreement and currently ho ld office are as follows:

N ame	Age	Position
John Lai	51	President/Chief Executive Officer and a Director
John Dolan	49	Secretary, Treasurer/Chief Financial Officer and a Director

John Lai. Mr. John Lai has over thirty years of senior operations and financial experience and has served as president, chief financial officer and director of a number of corporations with a record of facilitating acquisitions, business launches, reverse mergers, and driving production revenue growth. Mr. Lai is recognized as an expert in the Powersports industry. He is on the expert consulting staff of Cohen research in NYC. Mr. Lai also contracts out to give analysis on the Powersports industry to mutual funds such as Janus, Neuberger Bergmen, and Fidelity.

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Mr. Lai currentl y serves as our C hief E xecutive o fficer and chairman since inception in 2013. We are based in Minneapolis, Minnesota, and an emerging biomedical device company focused on the licensing and commercialization of innovative medical devices for pets, or pet therapeutics. Mr. Lai also currently serves as chief executive officer and a director of Blue Earth Resources from 2012. Blue Earth, based in Burnsville, Minnesota, engages in the acquisition, operation and management of majority working interests in producing oil and gas leases. Its current oil and gas properties include producing oil and gas wells in northwestern Louisiana leases, which have many remaining undrilled locations to provide considerable future drilling and expansion opportunities for BlueEarth. Mr. Lai served as chief executive officer and a director of Rovrr Inc. from 2008-2011, which offers advanced marketing solutions and proven methodologies to deliver successful social media monetization applications with high user acceptance. Mr. Lai served as president and director of Viper Powersports since inception in 2002-2008. He was responsible for raising $28million in private equity. He managed the design and production of four of the state of the art American made cruisers and engine platforms in the motorcycle industry. He also negotiated the acquisition of Thor Inc. and two pending acquisitions within the Powersports industry. Mr. Lai has also served as a director and chief financial officer of Buyitnow.com from 1996-1999 where he managed the completion of a $35,000,000 private placement through Paine Webber. He was responsible financial operations and forecasting with revenues over $40,000,000 and 100 employees.

Mr. Lai served as an advisor to Tech-Squared and raised private capital, which later became Digital River (DRIV), where he provided advice on financing options, management team. Mr. Lai formed Genesis Capital Group, Inc. in 1992 as a Merchant Banking boutique focused on mergers and acquisitions, reverse mergers, deal structuring, and equity placements. Genesis Capital will commit its own capital to bring a transaction to its fruition. Mr. Lai has benefitted from years of networking within the industry to solve problems and situations in the small cap arena. Mr. Lai has completed over five transactions since the early 1990’s.

Prior to forming Genesis Capital Group, Inc. in 1992, he held various positions at investment firms. Between 1985 - 1992, Mr. Lai held positions at banking firms based in Chicago IL and NYC, NY. and Mpls, MN. He has been active in several charitable organizations. Mr. Lai has been quoted in Dow Jones News, Investors Daily, Minnesota Business Journal, Wall Street Journal, Finance and Commerce and several other business publications.

John F. Dolan. Mr. John Dolan has served as our director. Mr. Dolan is also corporate and intellectual property counsel for Holt Power Group Inc. Prior to joining Holt Power Group Inc., Mr. Dolan was a shareholder in Fredrikson & Byron's intellectual property group and was a co-chair of its Cleantech group. Mr. Dolan works with corporations to strategically secure and protect domestic and foreign patent rights in a variety of technologies, including chemical compounds and compositions, industrial processes, films and coatings, biomass and biomaterials, mechanical devices, food products, packaging, recycled and building materials, biofuels and other renewable energies.

Mr. Dolan also advises companies on all aspects of intellectual property asset protection as well as technology and corporate development. Consultations include projects related to technology transfer and licensing, intellectual property due diligence in mergers, acquisitions and investments, product clearance analysis and opinions, business plan development, corporate set-up and structure strategies and patent litigation.

Mr. Dolan has also assisted entrepreneurs in the formation and development of new companies and has provided target identification and negotiation services related to venture funding, strategic partnering, licensing and merger and acquisitions. Mr. Dolan was also the founder of a company that commercialized a green technology where he crafted the strategy for the development, protection and utilization of unique intellectual property to raise capital, manufacture and commercialize products and license its technology.

Mr. Dolan has served as a patent examiner with the U.S. Patent and Trademark Office where he examined patent applications related to organic chemistry and biotechnology. This opportunity coupled with his legal experience has provided him a unique perspective of the intellectual property field.

All directors hold office until the completion of their term of office or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to employment agreements serve at the discretion of the board. Currently, our directors receive no compensation.

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There is no family relationship between any of our officers or directors. For the past ten years, there have been no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

C orporate Governance

Committees

Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert

Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Director Independence

None of our directors are deemed independent. Our directors also hold positions as officers.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended March 31, 2015.

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EXECUTIVE COMPENSATION TABLE

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended March 31, 2014 and 2013.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Lai, current President/CEO and Director	2014	80,000	0	0	0	0	0	0	80,000

John F. Dolan, current Secretary, Treasurer/CFO and Director	2014	0	0	0	0	0	0	0	0

Gilbert Pomerleau, Prior CFO,	2014	0	0	0	0	0	0	0	0
Treasurer, Secretary and Director	2013	0	0	0	0	0	0	0	0

Ghislaine St-Hilaire, Prior	2014	0	0	0	0	0	0	0	0
President and Director	2013	0	0	0	0	0	0	0	0

Outstanding Equity Awards

A s of March 31, 2014, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
John Lai, current President/CEO and Director	0	0	0	0	0	0	0	0	0
John F. Dolan, current Secretary, Treasurer/CFO and Director	0	0	0	0	0	0	0	0	0
Gilbert Pomerleau, Prior CFO, Treasurer, Secretary and Director	0	0	0	0	0	0	0	0	0
Ghislaine St-Hilaire, Prior President and Director	0	0	0	0	0	0	0	0	0

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S tock Options/ SAR G rants . No grants of stock options or stock appreciation rights were made during the fiscal year ended March 31, 2014.

Long Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

D irector Compensation

Our directors received the following compensation for their service as directors during the fiscal year ended March 31, 2014:

	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
John Lai	0	0	0	0	0	0	0
John F. Dolan	0	0	0	0	0	0	0
Gilbert Pomerleau, Prior director	0	0	0	0	0	0	0
Ghislaine St-Hilaire, prior Director	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of April 10, 2015 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) each director and executive officer of the Company; and (iii) directors and executive officers of the Company as a group. As of April 10, 2015, there were 7,700,314 shares of common stock of the Company issued and outstanding:

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	John Lai 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	3,557,939 shares CEO and Director	46.21%

Common Stock	John F. Dolan 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	843,894 (1) CFO, Secretary and Director	10.96%

Common Stock	Dr. David B. Masters 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	1,460,645 shares (2) President, CTO and Director	18.97%

Common Stock	Randall Meyer 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	810,175 shares (3) COO and Director	10.52%

Common Stock	Officers & directors as a group (4 persons)	6,672,653	86.66%

(1)	Mr. Dolan will also receive 345,628 shares of common stock incident to his pre-merger ownership of Gel-Del common stock.
(2)	Dr. Masters will also receive 2,246,377 shares of common stock of PetVivo incident to his pre-merger ownership of Gel-Del common stock.
(3)	Mr. Meyer will also receive 326,578 shares of common stock of PetVivo incident to his pre-merger ownership of Gel-Del common stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in these corporate actions which is not shared pro rata by all of our other shareholders.

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FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, the Company files reports, documents, and other information, including annual and quarterly reports on Form 10-K and Form 10-Q and current reports on Form 8-K, with the Securities and Exchange Commission (the “Commission”). These reports and information filed by us can be inspected and copied at the public reference offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our filings with the Commission also are available to the public on the Commission’s Internet website at http://www.sec.gov.

We shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement, The address and telephone number to which such a request is to be directed are as follows: PetVivo Holdings, Inc., Attn: John Lai (CEO), 12100 Singletree Lane, Suite 186, Eden Prairie, MN 55344; telephone (612) 296-7305.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

By Order of the Board of Directors

Dated: May 22, 2015	By:	/s/ John Lai
Chief Executive Officer and Director

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